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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Eagle-Picher Industries, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 2-50595, 33-5792, 33-31975 and 33-37518 on Form S-8 of Eagle-Picher Industries, Inc. of our report, with explanatory paragraphs, dated February 14, 1996 relating to the consolidated balance sheet of Eagle-Picher Industries, Inc. and subsidiaries (debtor in possession, as of January 7, 1991) as of November 30, 1995 and 1994, and the related consolidated statements of income (loss), shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended November 30, 1995, which reports appear in the Company's 1995 Annual Report on Form 10-K and in the 1995 Annual Report, which is incorporated by reference in the Company's 1995 Annual Report on Form 10-K. Our report on the consolidated financial statements refers to a change in accounting for postretirement benefits other than pensions in 1993.

                                            /s/ KPMG Peat Marwick LLP

Cincinnati, Ohio
February 27, 1996